Exhibit 3.1

AMENDED AND RESTATED
BYLAWS
OF
SMITH INTERNATIONAL, INC.
(a Delaware Corporation)
As of October 22, 2008

TABLE OF CONTENTS

Page

ARTICLE I OFFICES		-1-

Section 1.	Registered Office	-1-
Section 2.	Other Offices	-1-

ARTICLE II MEETINGS OF STOCKHOLDERS		-1-

Section 1.	Place of Meetings	-1-
Section 2.	Annual Meeting	-1-
Section 3.	Special Meetings	-4-
Section 4.	Notice of Meetings	-4-
Section 5.	Quorum	-4-
Section 6.	Voting	-4-
Section 7.	Action Without Meeting	-5-
Section 8.	List of Stockholders Entitled to Vote	-5-
Section 9.	Stock Ledger	-5-

ARTICLE III DIRECTORS		-5-

Section 1.	General Powers	-5-
Section 2.	Number and Election of Directors	-6-
Section 3.	Vacancies and Newly Created Directorship	-7-
Section 4.	Place of Meetings	-7-
Section 5.	Regular Meetings	-7-
Section 6.	Special Meetings	-8-
Section 7.	Quorum	-8-
Section 8.	Participation in Meetings by Conference Telephone	-9-

Page
Number

Section 9.	Fees and Compensation	-9-
Section 10.	Action Without Meeting	-9-
Section 11.	Rights of Inspection	-9-
Section 12.	Committees	-9-
Section 13.	Interested Directors	-10-
Section 14.	Entire Board of Directors	-10-
Section 15.	Nomination of Directors	-10-
Section 16.	Submission of Questionnaire, Representation and Agreement	-11-
Section 17.	Removal	-12-

ARTICLE IV OFFICERS		-12-

Section 1.	General	-12-
Section 2.	Election	-12-
Section 3.	Removal and Resignation	-12-
Section 4.	Vacancies	-12-
Section 5.	Chairman of the Board of Directors	-13-
Section 6.	Chief Executive Officer	-13-
Section 7.	President	-13-
Section 8.	Vice Presidents	-13-
Section 9.	Secretary	-14-
Section 10.	Treasurer	-14-
Section 11.	Assistant Secretaries	-15-
Section 12.	Assistant Treasurers	-15-
Section 13.	Other Officers	-15-
Section 14.	Voting Securities Owned by the Corporation	-15-

-ii-

Page
Number

ARTICLE V STOCK		-16-

Section 1.	Certificates	-16-
Section 2.	Signatures	-16-
Section 3.	Lost Certificates	-16-
Section 4.	Transfers	-17-
Section 5.	Record Date	-17-
Section 6.	Beneficial Owners	-17-

ARTICLE VI NOTICES		-18-

Section 1.	Notice	-18-
Section 2.	Waivers of Notice	-18-

ARTICLE VII GENERAL PROVISIONS		-18-

Section 1.	Dividends	-18-
Section 2.	Disbursements	-18-
Section 3.	Fiscal Year	-18-
Section 4.	Corporate Seal	-19-
Section 5.	Facsimile Signatures	-19-

ARTICLE VIII INDEMNIFICATION		-19-

Section 1.	Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation	-19-
Section 2.	Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation	-20-
Section 3.	Authorization of Indemnification	-20-
Section 4.	Good Faith Defined	-21-
Section 5.	Indemnification by a Court	-21-
Section 6.	Expenses Payable in Advance	-21-

-iii-

Page
Number

Section 7.	Non-exclusivity and Survival of Indemnification	-22-
Section 8.	Insurance	-23-
Section 9.	Meaning of “Corporation” for Purposes of Article VIII	-23-
Section 10.	Definitions for the Purposes of Article VIII	-23-
Section 11.	Savings Provision	-23-

ARTICLE IX AMENDMENT OF BYLAWS		-24-

Section 1.	Amendments	-24-

ARTICLE X EMERGENCY PROVISIONS		-24-

Section 1.	General	-24-
Section 2.	Unavailable Directors and Quorum	-24-

-iv-

AMENDED AND RESTATED BYLAWS
OF
SMITH INTERNATIONAL, INC.
a Delaware corporation
(hereinafter called the “Corporation”)
ARTICLE I
OFFICES
     Section 1. Registered Office. The registered office of the Corporation shall be 615 South DuPont Highway, in the city of Dover, County of Kent, State of Delaware, and the name of the Corporation’s registered agent at that address is Capitol Services, Inc.
     Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary in such order of precedence.
     Section 2. Annual Meeting. (a) The annual meetings of stockholders for the election of directors and such other business as may properly be brought before the meeting shall be held on such date and at such time and place or places, within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. In addition to the procedures set forth in Section 15 of Article III hereof, to be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors pursuant to a vote of not less than a majority of the entire Board of Directors, or (iii) otherwise properly brought before an annual meeting by a stockholder, in accordance with this Section 2 and, with respect to nominations, Section 15 of Article III hereof. For business or nominations to be properly brought before the annual meeting by a stockholder, the business or nomination must be a proper matter for stockholder action and the stockholder must (i) be a record owner at the time of the annual meeting and of giving the notice of at least one percent or $2,000 in market value of securities entitled to be voted on the proposal at the meeting and have held such securities for at least one year, (ii) be entitled to vote at such annual meeting and (iii) have given proper and timely notice thereof in writing to the Secretary of the Corporation as specified herein. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not earlier than the close of business on the date that corresponds to 90 days prior to, and not later than the date that corresponds to 60 days prior to, the first anniversary of the previous year’s annual meeting of stockholders or as provided by Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary of the date of the previous year’s annual meeting, to be timely, notice by the stockholder must be so delivered not earlier than the close of business on the 90th day prior to the date of such annual meeting and not later than the close of business on the later of the 60th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. Notwithstanding anything in the foregoing to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.
          (b) A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, the name and address of the beneficial holders, if any, and the name and address of any other stockholders known by such stockholder to be supporting such proposal, (iii) (A) the class and number of shares of the stock that are held of record, beneficially owned, and represented by proxy on the date of such stockholder notice and on the record date of the meeting (if such date shall have been made publicly available) by the stockholder, the beneficial holders, if any, and by any other stockholders known by such stockholder to be supporting such proposal on such dates, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation or any derivative or synthetic arrangement having characteristics of a long position in any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date) (iv) any material interest of the stockholder, or the beneficial holders, if any, in such proposal, (v) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and (vi) all other information that would be required to be filed with the Securities and Exchange Commission if, with respect to any such item of business, such stockholder or stockholders were a participant in a solicitation subject to Section 14 of the Exchange Act. Notwithstanding the foregoing, the Corporation may exclude any stockholder proposal which otherwise complies with this Section 2 of Article II if the Corporation is allowed to exclude such proposal from its proxy statement and form of proxy pursuant to Rule 14a-8 promulgated under the Exchange Act. No business shall be conducted at any annual meeting of stockholders except in accordance with this Section 2 of Article II and the chairman of any annual meeting of stockholders shall have the power to determine whether a nomination or other business proposed to be brought before such annual meeting has been made or proposed in accordance with this Section 2 and, with respect to nominations, Section 15 of Article III hereof and may refuse to permit any business to be brought before such annual meeting without compliance with this Section 2 and, with respect to nominations, Section 15 of Article III hereof.
     Section 3. Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary or by any two other officers of the Corporation. Special meetings of stockholders of the Corporation may not be called by any other person or persons. The Board of Directors may postpone or reschedule any previously scheduled special meeting. Business transacted at special meetings shall be confined to the purposes stated in the Corporation’s notice of the meeting or in any supplemental notice delivered by the Corporation in accordance with Section 4 of Article II hereof.
     Section 4. Notice of Meetings. Except as otherwise required by law, notice of each meeting of stockholders, whether annual or special, shall be given not less than ten days nor more than sixty days before the date on which the meeting is to be held to each stockholder of record entitled to vote thereat. Such notice shall state the place, date and hour of the meeting, and in the case of special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and if any stockholder shall in writing waive notice of any meeting of the stockholders, whether prior to or after such meeting, notice thereof need not be given to him. Notice of any adjourned meeting of the stockholders shall not be required to be given except where expressly required by law.
     Section 5. Quorum; Adjournment. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. The Chairman of the Board of Directors, the President or his or her designee shall have the power to adjourn the meeting from time to time for any reason or for no reason, including if a quorum shall not be present in person or represented by proxy, in which case the Chairman of the Board of Directors, the President or his or her designee may adjourn the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.
     Section 6. Voting. Except as otherwise required by law or the Certificate of Incorporation, any question brought before any meeting of stockholders at which a quorum is present shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Except as otherwise provided by the Certificate of Incorporation, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock of the Corporation entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy, but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The vote for the election of directors, and upon the direction of the presiding officer of the meeting, the vote on any other question before the meeting, shall be by written ballot. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
     Section 7. Action Without Meeting. Except as otherwise required by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called as provided in these Bylaws, and may not be taken by a written consent of the stockholders pursuant to the General Corporation Law of the State of Delaware.
     Section 8. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order for each class of stock, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting in the manner provided by law. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.
     Section 9. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 8 of this Article II, or to vote in person or by proxy at any meeting of stockholders.
ARTICLE III
DIRECTORS
     Section 1. General Powers. Except as otherwise required by law or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation.

     Section 2. Number and Election of Directors.
          (a) Number and Election of Directors. The number of directors of the Corporation shall be fixed in the manner provided in the Certificate of Incorporation. Except as otherwise provided in Section 3 of this Article III, the directors shall be elected at the annual meeting of the stockholders. The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto including any provisions for a classified Board of Directors. Any director may resign at any time effective upon giving written notice to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for the effectiveness of such resignation.
          (b) Majority Vote. Effective with the 2009 annual meeting of stockholders, each director to be elected by stockholders shall be elected by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Bylaw, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include votes to withhold authority in each case and exclude abstentions with respect to that director’s election. Notwithstanding the foregoing, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Bylaw, a contested election shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary as of the close of the applicable notice of nomination period set forth in Section 2 of Article II based on whether one or more notice(s) of nomination were timely filed in accordance with said Section 2 of Article II (provided that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity). If, prior to the time the Corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election.
          (c) Resignation. If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this Bylaw, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 3 of Article III or may decrease the size of the Board of Directors pursuant to the provisions of Article Seventh of the Certificate of Incorporation.
     Section 3. Vacancies and Newly Created Directorship. Except as otherwise required by the Certificate of Incorporation, any vacancy in the Board of Directors of the Corporation resulting from any increase in the number of directors and any other vacancy occurring in the Board of Directors may only be filled by the Board of Directors acting by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and any director so elected to fill a vacancy shall hold office until such director’s successor is duly elected and qualified, or until such director resigns or is removed, for a term that shall coincide with the term of the class to which such director shall have been elected. In no event will a decrease in the number of directors shorten the term of any incumbent director.
     Section 4. Place of Meetings. The Board of Directors may hold its meetings, both regular and special, at such place or places, within or without the State of Delaware, as the Board of Directors, the Chairman of the Board or the Secretary may from time to time determine.
     Section 5. Regular Meetings.
          (a) On an annual basis, the Board of Directors shall hold regular meetings for the purpose of organization, election of officers and the transaction of other business.
          (b) (i) Other regular meetings of the Board of Directors shall be held on such dates, at such places, and at such times as shall be determined by the Board of Directors, by the Chief Executive Officer or by the Secretary, and notice thereof may be given to each director prior to each regular meeting.
               (ii) Notice given by the Chief Executive Officer or the Secretary of regular meetings shall be given in the manner provided in subsections (b)

and (c) of Section 6 of this Article III of these Bylaws, provided, that such notice shall be given at least four (4) days prior to the time of the meeting.
     Section 6. Special Meetings.
          (a) Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President or the Secretary or by a majority of the directors then in office.
          (b) Notice of special meetings shall be given to each director by a written notice mailed, postage prepaid, at least two days prior to the special meeting, or by any electronic means transmitted at least one day prior to the meeting, or by such shorter telephone or other notice as the person calling the meeting may deem appropriate in the circumstances. Any such notice shall be addressed or delivered to each director at such director’s address as it is shown upon the records of the Corporation or as may have been given to the Corporation by the director for purposes of notice, or if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 2 of Article VI hereof.
          (c) Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the director or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the director. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the director or to a person at the address of the director as shown on the records of the Corporation or at his office who the person giving the notice has reason to believe will promptly communicate it to the director.
     Section 7. Quorum. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business (except as otherwise provided in this Section 7) and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place, or both, shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by the required vote of the required quorum for such meeting.
     Section 8. Participation in Meetings by Conference Telephone. Members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.
     Section 9. Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefore.
     Section 10. Action Without Meeting. Except as otherwise required by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken by the Board of Directors at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or committee.
     Section 11. Rights of Inspection. Every director shall have the right to examine the corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to such director’s position as a director.
     Section 12. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required. The Board of Directors shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board of Directors or such committee shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article III applicable to meetings and actions of the Board of Directors.
     Section 13. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
     Section 14. Entire Board of Directors. As used in these Bylaws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.
     Section 15. Nomination of Directors. Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at a meeting of stockholders may nominate a person or persons for election as directors only if written notice of such stockholder’s intention to make such nomination or nominations is given in accordance with the procedures set forth in Section 2 of Article II hereof. Each such notice shall set forth (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (iv) all such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement or other filings required to be filed pursuant to the proxy rules of the Securities and Exchange Commission in a contested election; (v) the consent of each nominee to serve as a director of the Corporation if so elected and (vi) with respect to each nominee proposed by such stockholder, include a completed and signed questionnaire, representation and agreement required by Section 16 of Article III hereof. The chairman of any meeting of stockholders, and the Board of Directors, may refuse to recognize the nomination of any person not made in compliance with the foregoing procedures. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.
     Section 16. Submission of Questionnaire, Representation and Agreement. The Corporation may also require, to be eligible to be a nominee for election or reelection as a director of the Corporation, such nominee to deliver (in accordance with the time periods prescribed for delivery of notice under Section 2 of Article II hereof) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), a written consent to a background investigation (in the form provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
ARTICLE IV
OFFICERS
     Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a Chief Executive Officer, a President, a Secretary and a Treasurer. The Corporation may also have at the discretion of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, a Controller, one or more Assistant Controllers and such officers as may be elected or appointed in accordance with Section 2 of this Article IV. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation, nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.
     Section 2. Election. The officers of the Corporation, except such officers as may be elected or appointed in accordance with the provisions of Section 4 or Section 13 of this Article IV, shall be chosen by, and shall serve at the pleasure of, the Board of Directors, and shall hold their respective offices until their resignation, removal or other disqualification from service, or until their respective successors shall be elected and qualified.
     Section 3. Removal and Resignation.
          (a) Any officer may be removed, either with or without cause, by the Board of Directors at any time, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.
          (b) Any officer may resign at any time by giving written notice to the Corporation, but without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other reason shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office at any regular or special meeting of the Board of Directors or by its unanimous written consent.
     Section 5. Chairman of the Board of Directors. The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors. The Chairman of the Board shall, in the absence or disability of the Chief Executive Officer of the Corporation, perform all of the duties of the Chief Executive Officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The Chairman of the Board shall also exercise and perform such other powers and duties as may be from time to time assigned by these Bylaws or the Board of Directors. Except where by law the signature of the Chief Executive Officer or the President is required, the Chairman of the Board shall possess the same power as the Chief Executive Officer or the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors.
     Section 6. Chief Executive Officer. Subject to such powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the Chief Executive Officer shall be the general manager and chief executive officer of the Corporation and shall have, subject to the control of the Board of Directors, general supervision, direction and control of the business and officers of the Corporation. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board of Directors. The Chief Executive Officer has the general powers and duties of management usually vested in the office of chief executive officer and general manager of a corporation and such other powers and duties as may be prescribed by these Bylaws or the Board of Directors. The Chief Executive Officer shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the Chief Executive Officer.
     Section 7. President. Subject to such powers as may be given by the Board of Directors to the Chairman of the Board and the Chief Executive Officer, the President shall, in the absence of the Chairman of the Board of Directors and the Chief Executive Officer, perform all of the duties of the Chief Executive Officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall also have such other powers and perform such other duties as may be prescribed from time to time by law, these Bylaws or the Board of Directors.
     Section 8. Vice Presidents. In the absence of the Chairman of the Board, the Chief Executive Officer and the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the Chief Executive Officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief

Executive Officer. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by these Bylaws or the Board of Directors.
     Section 9. Secretary.
          (a) The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board of Directors may order, a book of minutes of all meetings of stockholders, the Board of Directors and its committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Board of Directors and committee meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.
          (b) The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar, if one be appointed, a stock ledger or a duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.
          (c) The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board of Directors, and if requested by the chairman thereof, of any committees thereof required by these Bylaws or by law to be given.
          (d) The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.
          (e) The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.
     Section 10. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.
     Section 11. Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, and Vice President, if there be one or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.
     Section 12. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.
     Section 13. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.
     Section 14. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer or the President and any such officer may, in the name of and on behalf of the Corporation, take any such action as such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.
ARTICLE V
STOCK
     Section 1. Certificates. Shares of the stock of the Corporation may either be represented by certificates or be uncertificated. Owners of shares of the stock of the Corporation, and ownership of such shares shall be evidenced by a certificate or book-entry notation in the share register of the Corporation. Any certificates representing such shares shall be signed by, or in the name of the Corporation, (i) by the Chairman of the Board, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Notwithstanding anything to the contrary herein, at all times that the Corporation’s stock is listed on a stock exchange, the shares of the stock of the Corporation shall comply with all direct registration system eligibility requirements established by such exchange, including any requirement that shares of the Corporation’s stock be eligible for issue in book-entry form. All issuances and transfers of shares of the Corporation’s stock shall be entered on the books of the Corporation with all information necessary to comply with such direct registration system eligibility requirements, including the name and address of the person to whom the shares of stock are issued, the number of shares of stock issued and the date of issue. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation in both the certificated and uncertificated form.
     Section 2. Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any or all signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
     Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
     Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.
     Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may, except as otherwise provided by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other lawful purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI
NOTICES
     Section 1. Notice. Unless otherwise provided by these Bylaws, whenever written notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation (unless such person shall have filed with the Secretary of the Corporation a written request that notices intended for such person be directed to another address, in which case such notice shall be directed to such person at the address designated in such request), with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mails. Without limiting the manner by which notice may otherwise be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the General Corporation law of the State of Delaware.
     Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, a waiver thereof in writing or be electronic transmission by such person, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE VII
GENERAL PROVISIONS
     Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.
     Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
     Section 3. Fiscal Year. The fiscal year of the Corporation shall end at the close of business on December 31 of each such year.

     Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
     Section 5. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.
ARTICLE VIII
INDEMNIFICATION
     Section 1. Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify and hold harmless to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he, or any person of whom he is the legal representative, is or was, at any time during which this Bylaw is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any action, suit or proceeding relating thereto exists or is brought), a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation, at any time during which this Bylaw is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any action, suit or proceeding relating thereto exists or is brought), as a director, officer, trustee, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, liability and loss (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
     Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify and hold harmless to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, or any person of whom he is the legal representative, is or was, at any time during which this Bylaw is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any action, suit or proceeding relating thereto exists or is brought), a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation, at any time during which this Bylaw is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any action, suit or proceeding relating thereto exists or is brought), as a director, officer, trustee, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against all expenses, liability and loss (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other courts shall deem proper.
     Section 3. Authorization of Indemnification. Upon written request by a claimant for indemnification, any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) if such directors so direct, by the stockholders. To the extent, however, that a director, officer, or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.
     Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, or employee. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be.
     Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director, officer, or employee may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, or employee is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.
     Section 6. Expenses Payable in Advance. To the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide broader rights to advancement of expenses than said law permitted the Corporation to provide prior to such amendment or modification), expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, such advances to be paid by the Corporation within 30 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director, officer or employee (and not in any other capacity in which service was or is rendered by such person while a director, officer or employee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director, officer or employee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director or officer is not entitled to be indemnified for such expenses under this Bylaw or otherwise. All of the rights as to indemnification, advancement of expenses and otherwise conferred in this Article VIII shall be contract rights between the Corporation and each person to whom such rights are extended that vest at the commencement of such person’s service to or at the request of the Corporation.
     Section 7. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the person specified in Section 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. All of the rights, as to indemnification, advancement of expenses and otherwise, provided by, or granted pursuant to, this Article VIII shall continue as to a person who has ceased to be a director, officer, or employee or ceased to serve at the Corporation’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of the heirs, executors and administrators of such a person. Any amendment or modification of this Article VIII that in any way diminishes or adversely affects any such rights shall be prospective only and shall not in any way diminish or adversely affect any such rights with respect to any actual or alleged state of facts, occurrence, action or omission occurring prior to the time of such amendment or modification, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

     Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.
     Section 9. Meaning of “Corporation” for Purposes of Article VIII. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees, so that any person who is or was a director, officer, or employee of such constituent Corporation, or is or was serving at the request of such constituent corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
     Section 10. Definitions for the Purposes of Article VIII. Except as otherwise provided in Section 4, for purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, or employee of the Corporation which imposes duties on, or involves services by, such director, officer, or employee with respect to an employee benefit plan, its participants or beneficiaries; a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII; and references to “independent counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Bylaw.
     Section 11. Savings Provision. If this Article VIII or any portion hereof shall be held to be invalid, illegal or unenforceable on any ground by a court of competent jurisdiction, the Corporation shall nevertheless indemnify each person who is or was a director, officer, or employee, or is or was serving at the request of the Corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise as to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding or action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and, to the fullest extent possible, the provisions of this Article VIII (including, without limitation, any portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
ARTICLE IX
AMENDMENT OF BYLAWS
     Section 1. Amendments. Unless otherwise provided by law or the Certificate of Incorporation, the Bylaws of the Corporation shall not be made, repealed, altered, amended or rescinded except as provided in the Certificate of Incorporation.
ARTICLE X
EMERGENCY PROVISIONS
     Section 1. General. The provisions of this Article shall be operative only during any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action. Said provisions in such event shall override all other Bylaws of this Corporation in conflict with any provisions of this Article, and shall remain operative during the emergency, but thereafter shall be inoperative; provided that all actions taken in good faith pursuant to such provisions shall thereafter remain in full force and effect unless and until revoked by action taken pursuant to the provisions of the Bylaws other than those contained in this Article.
     Section 2. Unavailable Directors and Quorum. In the event that directors of the Corporation are not available to attend any meeting, then the directors who are in attendance shall constitute a quorum. If there is no available director, the Board of Directors shall consist of the three most senior officers of the Corporation who are available to serve, and if and to the extent that officers are not available, the most senior employees of the Corporation. Seniority shall be determined in accordance with any designation of seniority in the minutes of the proceedings of the Board, and in the absence of such designation, shall be determined by rate of remuneration.